EXHIBIT 23.2(a)

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Registration Statement of Bill Barrett Corporation on Form S-1 of our report on the statements of revenues and direct operating expenses of the Wind River Acquisition Properties dated April 16, 2004 (June 30, 2004 as to Note 1), appearing in the Registration Statement No. 333-114554 Prospectus and to the reference to us under the heading “Experts” in such Prospectus.

/s/ Deloitte & Touche LLP

Denver, Colorado
December 9, 2004